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                                                                      EXHIBIT 21

PPL ENERGY SUPPLY
CERTAIN SUBSIDIARIES OF THE REGISTRANT

COMPANY NAME                                       STATE OR JURISDICTION OF
BUSINESS CONDUCTED UNDER SAME NAME                 INCORPORATION/FORMATION
----------------------------------                 -----------------------

PPL EnergyPlus, LLC                                Pennsylvania

PPL Montana Holdings, LLC                          Delaware

WPD Holdings UK                                    England

PPL Montana, LLC                                   Delaware

PPL Generation, LLC                                Delaware

PPL Global, LLC                                    Delaware

PPL Montour, LLC                                   Delaware

PPL Susquehanna, LLC                               Delaware

PPL Rights, Inc.                                   Delaware

PPL Investment Corporation                         Delaware